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                                                                     EXHIBIT 8.1

                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                               PHONE 212-806-5400
                                FAX 212-806-6006

Aames Capital Corporation
Aames Capital Acceptance Corp.
350 South Grand Avenue
Los Angeles, California 90071


         Re: Aames Capital Corporation and Aames Capital Acceptance Corp. Registration Statement on Form S-3 (File No. 333-64903)
                  -------------------------------------------------------

Ladies and Gentleman:

         We have acted as counsel to Aames Capital Corporation, a California corporation ("ACC"), and Aames Capital Acceptance Corp., a Delaware corporation ("ACAC"), and together with ACC, the "Transferors"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $1,331,730,000 aggregate principal amount ($475,496,800 of which amount remains available as of the date hereof) of asset-backed certificates (the "Certificates") and asset-backed bonds (the "Bonds" and, together with the Certificates, the "Securities") to be offered pursuant to a registration statement on Form S-3 (File No. 333-64903) (such registration statement, the "Registration Statement") relating to the Securities. The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among one of the Transferors, as transferor, Aames Capital Corporation, as servicer (in such capacity, the "Servicer"), and a trustee to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" for such Series of Certificates); each Series of Bonds will be issued under and pursuant to the conditions of an indenture (each, an "Indenture") between ACAC or a trust, partnership, limited liability company or corporation formed by ACAC solely for the purpose of issuing the related Series of Bonds (ACAC or any such entity, as applicable, the "Bond Issuer") and a trustee to be identified in the prospectus supplement for such Series of Bonds (the "Trustee" for such Series of Bonds).

         We have examined the prospectus contained in the Registration Statement (the "Prospectus") and such other documents, records and instruments we have deemed necessary for the purpose of rendering this opinion.

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Aames Capital Corporation
Aames Capital Acceptance Corp.
December 13, 2000
Page 2

         In arriving at the opinion expressed below, we have assumed that each Pooling and Servicing Agreement and each Indenture will be duly authorized by all necessary corporate action on the part of the related transferor or Bond Issuer, as applicable, the related Trustee, the Servicer, as applicable, and any other party thereto for the related Series of Certificates or Bonds and will be duly executed and delivered by the related Transferor or Bond Issuer, as applicable, the related Trustee, the Servicer, as applicable, and any other party thereto substantially in the form filed as an exhibit to the Registration Statement, that the Certificates or the Bonds of each Series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Servicing Agreement or the Indenture, as applicable, and that the Certificates or the Bonds will be sold in the manner described in the Registration Statement.

         Based upon such examination and the qualifications set forth herein and in reliance thereon, we are of the opinion that the description of federal income tax consequences appearing under the captions "Summary - Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequence to holders of the Securities.

         The opinion herein is based upon our interpretations of current law, including court authority and existing final and temporary treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances or law after the date hereof. In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Our opinion represents merely our best legal judgment on the matters presented; others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

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Aames Capital Corporation
Aames Capital Acceptance Corp.
December 13, 2000
Page 3


         We hereby consent to the filing of this letter as Exhibit 8 to the Registration Statement and to the reference to this firm under the captions "Summary - Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Exhibit 8.


Sincerely,


STROOCK & STROOCK & LAVAN LLP